Exhibit 10.1

         THIS BRIDGE FUNDING AGREEMENT (as amended, modified and supplemented from time to time, this "Agreement") is entered into as of April 19, 1999 among HUGHES ELECTRONICS CORPORATION, a Delaware corporation ("BORROWER"), and GOLDMAN SACHS CREDIT PARTNERS L.P. ("GS") and MERRILL LYNCH CAPITAL CORPORATION ("ML" and, together with GS, the "LENDERS").


                              W I T N E S S E T H:


         WHEREAS, Borrower has asked the Lenders to enter into this Agreement to provide credit to Borrower.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1.
                                   DEFINITIONS

         1.1.     Defined Terms

         The following terms when used in this Agreement shall each have the definition set forth below.

                  "AGREEMENT" is defined in the preamble to this Agreement.

                  "BORROWER" is defined in the preamble to this Agreement.

                  "BORROWING" means the borrowing of a Loan.

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday or a day on which commercial banks in New York, New York are required or permitted by law to be closed.

                  "COMMITMENT" of a Lender means its commitment to make Loans in an aggregate amount set forth opposite its name on Annex I hereto.

                  "INDEMNITEES" is defined in Section 9.3.

                  "INTEREST RATE" means, in respect of each day, the rate of interest specified in Bloomberg's index for such day for the Fed H.15 A2/P2 non-financial CP 30-day discount rate [H15S030D] minus 5 basis points; provided that if no such rate is specified for any date, the rate for such date shall be the most recently available such rate.

                  "LENDER" is defined in the preamble to this Agreement.

                  "LOAN" is defined in Section 2.1.

                  "MAJORITY LENDERS" means the Lenders holding more than 50% of the sum of the unborrowed Commitments and the outstanding Loans.

                  "MATURITY DATE" means the date 364 days after the date hereof.

                  "NOTICE OF BORROWING" is defined in Section 2.2.

                  "REVOLVING CREDIT AGREEMENT" means the Revolving Credit Agreement (Multi-Year Facility), dated as of December 5, 1997, among Borrower, the banks named therein and Bank of America National Trust and Savings Association, as administrative agent, as at any time amended.



                                   ARTICLE 2.

                                     LOANS

         2.1.     Commitments.

                  Subject to the terms and conditions of this Agreement, each Lender severally agrees to make up to five Loans to Borrower (each, a "LOAN" and collectively, the "LOANS") from time to time from and including the date hereof until the Business Day prior to the Maturity Date in an aggregate amount not to exceed its Commitment.

         2.2.     Procedures for Borrowings.

                  To request a Borrowing of Loans, Borrower shall deliver to each Lender a written notice (a "NOTICE OF BORROWING"). Each Notice of Borrowing shall specify the Business Day on which Borrower requests that such Loans be made and the amount of the Loans to be made. Notices of Borrowing shall be received by each Lender not later than 3:00 p.m. New York time on the second Business Day prior to the date of the proposed Borrowing. Borrower shall provide to each Lender a list, with specimen signatures, of officers authorized to request Loans. Each Lender is entitled to rely upon such list until it is replaced by Borrower.

         2.3.     Disbursement of Loans.

                  Each Lender shall disburse to Borrower, no later than 1:00 p.m. New York time on the date of the proposed Borrowing as set forth in the Notice of Borrowing, an amount in immediately available funds equal to such Lender's pro rata share of the requested Borrowing (based on the proportion of its Commitment to all the Lenders' Commitments); provided, however, that in no event shall such amount exceed the unutilized amount of such Lender's Commitment to make Loans.

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
                                  ARTICLE 3.

                            INTEREST AND PREPAYMENTS

         3.1.     Interest.

                  Borrower shall pay to the Lenders, quarterly in arrears, on the last Business Day of each calendar quarter and on the Maturity Date, interest on outstanding Loans at an interest rate per annum equal to the Interest Rate for each day such Loans have been outstanding since the date thereof or, if later, since the last date to which interest has been paid in accordance herewith.

         3.2.     Voluntary Prepayments.

                  Borrower shall have the right to prepay the Loans in whole or in part at any time and from time to time, subject to Borrower giving each Lender written notice, which notice shall be irrevocable, of its intent to prepay the Loans, at least one (1) Business Day prior to such prepayment, which notice shall specify the amount of such prepayment. Each such prepayment shall be accompanied by the payment of any accrued and unpaid interest on the principal amount being prepaid.

         3.3.     Mandatory Payments.

                  Borrower shall pay the outstanding Loans in full on the Maturity Date. Borrower shall prepay the Loans from time to time with the net proceeds received by Borrower from the transactions contemplated in that certain engagement letter, dated April 19, 1999, among Borrower and the Lenders. Each such prepayment shall be accompanied by the payment of any accrued and unpaid interest on the principal amount being prepaid.

         3.4.     Payments; Calculations; Commitment Reductions.

                  Borrower shall make all payments owing by it to each Lender hereunder in immediately available funds at the office of each Lender specified on Annex I hereto prior to 1:00 p.m. New York time on the date such amounts are due. All calculations of interest hereunder shall be made on the basis of the actual number of days elapsed in the period for which such interest is payable and a 365/366 day year (including the first day but excluding the last day). All payments made by Borrower under Sections 3.2 and 3.3 hereof shall be distributed among the Lenders pro rata, according to each such Lender's outstanding Loans. Borrower may reduce the Commitments at any time and from time to time in whole or in part; provided that such reduction shall be pro rata among the Lenders.


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
                                   ARTICLE 4.

                              CONDITIONS PRECEDENT

                  The obligation of the Lenders to make the Loans hereunder is subject to the following conditions, and Borrower is deemed to certify that each of the following conditions is true on each date on which a Notice of Borrowing is sent to the Lenders: (a) to the best knowledge of Borrower, the representations and warranties contained in Article 6 of this Agreement are true and correct in all material respects on the date of such Notice of Borrowing, and (b) to the best knowledge of Borrower, no Event of Default referred to in
Article 8 of this Agreement or event which with notice or lapse of time or both would become such an Event of Default has occurred and is continuing except such Events of Default or events as have been expressly waived by or on behalf of the Lenders.



                                   ARTICLE 5.

                         REPRESENTATIONS AND WARRANTIES

                  Borrower represents and warrants that, as of the date hereof, each of the representations and warranties made by Borrower in Section 6 of the Revolving Credit Agreement (other than the representations made in the first sentence and the last sentence of Section 6.6 thereunder, each of which shall be deemed to refer to the Company's December 31, 1998 financial statements), a copy of which section is attached hereto as Schedule I, and all defined terms in the Revolving Credit Agreement used in such sections, in each case as in effect on the date hereof, are hereby incorporated by reference herein mutatis mutandis (whether or not the Revolving Credit Agreement is terminated or any amount is outstanding thereunder); provided that (x) the parenthetical in the first sentence of Section 6.6 and (y) the second sentence of Section 6.6 shall not be incorporated herein; and, further, provided that (i) all references to the Administrative Agent and the Banks therein shall be deemed to be references to the Lenders hereunder, (ii) all references to the Notes therein shall be deemed to be references to the Loans hereunder, (iii) all references to the Agreement therein shall be deemed to be references to this Agreement and (iv) the references in Section 6.8 of the Revolving Credit Agreement shall be deemed to refer to the Loans hereunder;.



                                   ARTICLE 6.

                                    COVENANTS

                  Borrower covenants and agrees that so long as the Lenders are obligated to make the Loans hereunder and until repayment in full of the Loans and all interest thereon, the covenants made by Borrower in Sections 7 and 8 of the Revolving Credit Agreement (other than the covenants made in Sections 7.1 and 7.8 thereunder), a copy of which sections is attached hereto as Schedule II,


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and all defined terms in the Revolving Credit Agreement used in such sections, in each case as in effect on the date hereof, are hereby incorporated by reference herein mutatis mutandis (whether or not the Revolving Credit Agreement is terminated or any amount is outstanding thereunder); provided that (i) all references to the Administrative Agent and the Banks therein shall be deemed to be references to the Lenders hereunder, (ii) all references to Availability Period therein shall be deemed to mean to the period from the date hereof until the Maturity Date hereunder, (iii) all references to the Majority Banks therein shall be deemed to be references to the Majority Lenders, (iv) all references to the Commitments therein shall be deemed to be references to the Commitments hereunder and (v) all references to the Loans therein shall be deemed to be references to the Loans hereunder. Borrower agrees to comply with such covenants until the repayment in full of the Loans and all interest thereon.



                                   ARTICLE 7.

                                EVENTS OF DEFAULT

         7.1.     Events of Default.

                  Sections 9.1(a) through (l), inclusive, of the Revolving Credit Agreement, a copy of which section is attached hereto as Schedule III, and all defined terms in the Revolving Credit Agreement used in such sections, in each case as in effect on the date hereof, is hereby incorporated by reference herein mutatis mutandis (whether or not the Revolving Credit Agreement is terminated or any amount is outstanding thereunder) and each such section shall be deemed an "Event of Default" hereunder; provided that (i) all references to the Administrative Agent and the Banks therein shall be deemed to be references to the Lenders hereunder, (ii) all references to the Loans therein shall be deemed to be references to the Loans hereunder and (iii) all references to the Agreement therein shall be deemed to be references to this Agreement.

         7.2.     Remedies.

                  (a) Automatically upon the occurrence of an Event of Default under Section 9.1(d) of the Revolving Credit Agreement, as incorporated in
Section 7.1 hereunder, the Commitments shall immediately terminate, and all Loans and other liabilities and obligations under this Agreement shall, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, if not herein otherwise then due and payable, together with all costs and expenses (including break and funding costs and other costs in connection with the relending, reborrowing, funding or other employing of funds) incurred by the Lenders as a result thereof, anything herein or in any agreement, contract, indenture, document or instrument contained to the contrary notwithstanding; and (b) at any time after the occurrence of an Event of Default other than under such section described in the immediately previous clause, and in each and every such case, unless such Event of Default shall have been remedied by Borrower to the satisfaction of the


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
Majority Lenders or waived in writing by the Majority Lenders (except in the case of an Event of Default under Section 9.1(a) of the Revolving Credit Agreement, as incorporated in Section 7.1 hereunder, the waiver of which shall require the consent of all the Lenders), the Lenders may immediately terminate the Commitments, whereupon the same shall be cancelled and reduced to zero and any Notice of Borrowing given on or after the date of such notice of cancellation shall cease to have effect and all Loans and accrued interest thereon and all other liabilities and obligations outstanding under this Agreement shall, thereupon, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, if not otherwise then due and payable. Thereafter, any Lender or the Lenders may immediately, and without expiration of any period of grace, enforce payment of all liabilities and obligations of Borrower under this Agreement.



                                   ARTICLE 8.

                                FURTHER AGREEMENT

                  Borrower hereby agrees to permit the Loans hereunder to, at the option of the Lenders, convert to notes at any time after the 90th day after the date hereof and prior to the Maturity Date, such notes to be in form and substance mutually acceptable to Borrower and the Lenders.


                                   ARTICLE 9.

                                  MISCELLANEOUS

         9.1.     GOVERNING LAW.

                  THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK.

         9.2.     Termination.

                  Borrower may terminate the obligations of the Lenders to make the Loans hereunder at any time by giving the Lenders at least one (1) Business Day prior written notice and by paying in full any outstanding Loans and all accrued and unpaid interest thereon on the date of such termination. Any such notice of termination shall be irrevocable.

         9.3.     Indemnification.

                  Borrower agrees to indemnify the Lenders and their respective directors, officers, agents, partners and employees (collectively, the "INDEMNITEES") from and hold each of them harmless against any and all losses,


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
liabilities, claims, damages or expenses reasonably incurred by any of them arising out of or by reason of any investigation by governmental or judicial authorities or being made a party to any litigation or other similar proceeding related to any use made or proposed to be made by Borrower of the proceeds of any Loan for the acquisition of any other Person including, without limitation, the reasonable fees and disbursements of counsel (including allocated costs for in-house legal services) incurred in connection with any such investigation, litigation or other proceeding; provided, however, that Borrower shall have no obligation to indemnify or pay for the costs and expenses of more than one counsel for the Indemnitees, unless any Indemnitee shall in good faith reasonably determine that there is a conflict of interest that causes it to be reasonably necessary for any Indemnitees to be represented by other counsel. Counsel chosen to represent any Indemnitee pursuant to the previous sentence shall be reasonably satisfactory to Borrower. The obligations of Borrower under this Section 9.3 shall survive the termination of this Agreement.


         9.4.     Notices.

                  Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, if to any of the Lenders, then to its address for notices set forth on Annex I or such other address as such Lender may notify the other parties hereto from time to time, or by facsimile transmission, promptly confirmed in writing sent by first class mail, to the appropriate telecopier number set forth on Annex I or to such other number as any Lender may notify the other parties hereto from time to time, and if to Borrower, then to Borrower at the following address or facsimile number, as applicable, or to such other number as Borrower may notify the other parties hereto from time to time:


         If to Borrower:

                           Hughes Electronics Corporation
                           Mail Station A-148
                           200 North Sepulveda Blvd.
                           P.O. Box 956
                           El Segundo, California 90245-0956
                           Tel:      (310) 662-9761
                           Fax:      (310) 640-1734
                           Attn:  Edward B. Clarkson, Assistant Treasurer

         with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York 10153
                           Tel:     (212) 310-8000
                           Fax:     (212) 310-8007
                           Attn:    Warren T. Buhle, Esq.


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
All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three Business Days after being delivered to the United States Postal Service, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused, and (iii) if sent by telex or facsimile transmission, when receipt of such transmission is acknowledged.

         9.5.     Assignments and Participations.

                  (a) Borrower Assignment. Borrower shall not assign this Agreement, or any rights or obligations hereunder, without the prior written consent of all of the Lenders.

                  (b) Lender Assignments. No Lender shall assign this Agreement, or any rights or obligations hereunder, without the prior written consent of Borrower, such consent not to be unreasonably withheld; provided, however, that neither GS nor ML shall need Borrower's consent in connection with assignments to (i) any wholly-owned domestic subsidiary of such Lender or (ii) the other Lender if, in connection with such assignments, such assigning Lender causes its assignee to certify in writing its acceptance of the obligations under this Agreement, such writing to be in form and substance satisfactory to Borrower. Each Lender may assign all or a portion of its rights and obligations under this Agreement; provided that no such assignment shall be for less than $10,000,000, unless it constitutes the sum of the entire remaining Commitment and the outstanding Loans of the assigning Lender. Upon any assignment by the Lenders, at the option of Borrower, Borrower and the Lenders agree to make appropriate modifications to this Agreement relating to the creation of an administrative agent.

         9.6.     Amendments.

                  No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by (i) the Majority Lenders and (ii) Borrower.

         9.7.     Expenses.

                  Borrower and each Lender shall pay all of its own expenses incurred in connection with the preparation and consummation of this Agreement.

         9.8.     Counterparts and Effectiveness.

                  This Agreement and any waiver or amendment hereto may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective on the date on which all of


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
the parties hereto shall have executed and delivered a copy hereof (whether the same or different copies).












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
                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.


                                            BORROWER:

                                            HUGHES ELECTRONICS CORPORATION

                                            By: /s/ Mark A. McEachon
                                                --------------------------------
                                                Name: Mark A. McEachon
                                                Title: Corporate Vice President
                                                       and Treasurer


                                            LENDERS:

                                            GOLDMAN SACHS CREDIT PARTNERS L.P.

                                            By:/s/ Stephen B. King
                                                --------------------------------
                                                Name: Stephen B. King
                                                Title: Authorized Signatory


                                            MERRILL LYNCH CAPITAL CORPORATION

                                            By: /s/ Christopher Birosak
                                                --------------------------------
                                                Name: Christopher Birosak
                                                Title: Vice President




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                                     ANNEX I

                         LENDERS AND COMMITMENT AMOUNTS

       Name and Address of Lender

       Goldman Sachs Credit Partners L.P.                $250,000,000

       Attention:
       Tel:
       Fax No.:  (212)
       Account for payments:


       Merrill Lynch Capital Corporation                 $250,000,000

       Attention:
       Tel:
       Fax No.:
       Account for payments:


              Total Commitments:                         $500,000,000
                                                         ============



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